                                                                     EXHIBIT 5.1

                           HARNEY, WESTWOOD & RIEGELS
                               Craigmuir Chambers
                                  P. O. Box 71
                   Road Town, Tortola, British Virgin Islands
                             Telephone 284-494-2233



                                07 December 1999

Dransfield China Paper Corporation
8th Floor, North Wing
Kwai Shun Industrial Centre
51-63 Container Port Road
Kwai Chung, New Territories
Hong Kong


Dear Sirs

DRANSFIELD CHINA PAPER CORPORATION (THE "COMPANY")

1. We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with:

         (a) a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering of shares of the Company's common stock, of no par value per share (the "Shares") pursuant to the Company's 1996 Share Option Scheme as amended (the "Plan").

         Capitalized terms used but not defined herein shall have the same meanings given them in the Registration Statement.

2. For the purpose of this opinion, we have examined the following documents:

         (a) a facsimile copy of the Registration Statement and the Plan;

         (b) (i) copies of the Memorandum and Articles of Association and Certificate of Incorporation of the Company as available as a matter of public record at the Companies Registry, Road Town, Tortola, British Virgin Islands and provided by HWR Services Limited, the Company's registered agent in the British Virgin Islands on 7 December 1999;



                                                               Page 1 of 5 Pages

             (ii) faxed copies of the written action taken by the sole director of the Company dated 20 November 1996 approving, inter alia, the adoption of the Plan;

             (iii) faxed copies of the minutes of a meeting of the directors of the Company dated 24 April 1997 approving, inter alia, the reserving of 650,000 Shares for issuance as Stock Option Shares;

             (iv) faxed copies of the minutes of a meeting of the directors of the Company dated 29 May 1997 approving, inter alia, the amendment of the Plan and the adoption an amended form of Plan;

             (v) faxed copies of the minutes of a meeting of the directors of the Company dated 1 December 1999 approving, inter alia, the reservation of a further 850,000 Shares for issuance as Stock Option Shares;

             (items(ii-v) are hereafter referred to collectively as the "DIRECTORS' RESOLUTIONS");

             (vi) an original registered agent's certificate dated 7 December 1999 identifying the directors and officers of the Company, issued by the registered agent of the Company (the "REGISTERED AGENT'S CERTIFICATE");

             (vii) the public records of the Company on file and available for inspection at the Companies Registry, Road Town, Tortola, British Virgin Islands on 7 December 1999; and

             (viii) the records of proceedings on file with, and available for inspection on 7 December 1999 at the High Court of Justice, British Virgin Islands.

3. For the purposes of this opinion we have assumed without further enquiry:

         (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

         (b) the genuineness of all signatures and seals;

         (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

         (d) the accuracy of any and all representations of fact expressed in the documents we have examined; and
                                                               Page 2 of 5 Pages

         (e) that any documents which are not expressed to be governed by the laws of the British Virgin Islands constitute (or will constitute when executed and delivered) valid, legally binding and enforceable obligations of the Company under the laws by which they are expressed to be governed.

4. Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

         (a) The Company is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

         (b) The execution and delivery of the Plan by the Company and the performance of its obligations and the exercise of any of its rights thereunder or the consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Shares) and compliance by the Company with its obligations under the Plan does not and will not conflict with or result in a default, breach or violation of or under:

             (i)   any law of the British Virgin Islands; or

             (ii)  the Memorandum and Articles of Association of the Company.

         (c) The Shares have been duly authorised for issue by the Company pursuant to the Directors' Resolutions and the Plan and, when issued, sold, delivered and paid for in accordance with the Plan and the Company's Memorandum and Articles;

             (i) the Shares will be legally issued, fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder; and

             (ii) no taxes are or will be payable on or in respect of the issue of the Securities.

5. This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.       The opinions set out above are subject to the following qualifications:


                                                               Page 3 of 5 Pages

         (a) Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

         (b) Claims under the Agreements may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim.

         (c) Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy.

         (d) Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

         (e) The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

         (f) The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

         (g) The term enforceable means that a document is of a type and form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters but in our view this qualification would not defeat your legitimate expectations in any material respect.

7.       (a) This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Registration Statement and the Plan only.

         (b) We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the US Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                                               Page 4 of 5 Pages

         (c) Other than as detailed in the foregoing paragraphs 7(a) and (b), this opinion may not be disclosed to or relied on by any other party for any other purpose.


Yours faithfully

HARNEY, WESTWOOD & RIEGELS

/s/ Harney, Westwood & Riegels





                                                               Page 5 of 5 Pages